Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-165927 on Form S-3 and No. 333-158232 and No. 333-128488 on Form S-8 of our report dated July 29, 2010, relating to the consolidated financial statements of WPCS International Incorporated and Subsidiaries, which report expressed an unqualified opinion and appears in this Annual Report on Form 10-K of WPCS International incorporated and Subsidiaries for the year ended April 30, 2010.

By:	/s/ J.H. Cohn LLP
J.H. Cohn LLP
Eatontown, New Jersey July 29, 2010